Exhibit 99.2

FOR IMMEDIATE RELEASE

Company Contact:	Investor Relations Contacts:	Media Contact:
AngioDynamics, Inc. D. Joseph Gersuk, CFO (800) 772-6446 x1608 jgersuk@AngioDynamics.com	EVC Group, Inc. Greg Gin/Doug Sherk (646) 445-4801; (415) 652-9100 ggin@evcgroup.com; dsherk@evcgroup.com	EVC Group, Inc. Chris Gale (646) 201-5431 cgale@evcgroup.com

AngioDynamics to Acquire Navilyst Medical for $372 Million

AngioDynamics to host conference call today at 11:30 am ET

•	Increases Scale in Vascular Access and Peripheral Vascular Markets
•	Expands Product Portfolio and Adds Innovative Technologies
•	Strengthens Focus on Operational Excellence
•	Expected to be Accretive in FY13

ALBANY, N.Y. and MARLBOROUGH, Mass. January 31, 2012 — AngioDynamics, a leading provider of innovative, minimally invasive medical devices for vascular access, surgery, peripheral vascular disease and oncology, announced it has entered into a definitive agreement to acquire privately-held Navilyst Medical in a transaction valued at $372 million based on yesterday’s closing stock price of $14.20. Navilyst Medical is a global medical device company with particular strengths in the vascular access, interventional radiology and interventional cardiology markets.  Avista Capital Partners acquired the business from Boston Scientific in 2008, and it generated sales of $149 million in calendar 2011. The acquisition will significantly expand AngioDynamics’ scale, doubling its share of the Vascular Access market while building critical mass in the peripheral vascular market.  The transaction will be accretive to net sales growth, EBITDA margin and earnings per share.

“The acquisition of Navilyst brings AngioDynamics scale, technology and operational excellence,” said Joseph DeVivo, President and CEO of AngioDynamics. “It strengthens AngioDynamics’ current business by enabling us to focus on our key channels – Vascular Access, Peripheral Vascular and Oncology/Surgery – and accelerates the ability of our global sales leaders to focus on key clinical call points. The combined company will offer a more compelling portfolio of products to our customers, allowing the sales force to be more productive and compete more effectively.  At the same time, the acquisition creates an excellent platform for future revenue and earnings growth, as well as substantial cash flow generation leading to significantly increased value for our shareholders. Going forward, we will expand our geographic footprint and be in an even better position to accelerate our strong international sales growth from added scale and the power of the global NAMIC® brand.  I look forward to working with the excellent management team at Navilyst as we embark on this exciting opportunity for our organizations.”

Transaction Benefits

Scale

•	Significantly increases AngioDynamics’ presence in the Vascular Access market.
•
Adds trusted NAMIC® fluid management brand with leading global market presence to AngioDynamics’ product offering. NAMIC® provides entrée for AngioDynamics’ peripheral vascular portfolio in catheterization labs and with interventional cardiologists.

Technology

•
BioFlo® products utilize a novel technology that minimizes the accumulation of thrombus in vascular products such as PICCs, Ports and Dialysis Catheters.   BioFlo(R) PICC is approved for use in Canada and Europe and is pending U.S. FDA 510(k) market clearance.

•	Patented PASV® 3-way valve technology has a long clinical history in Ports and PICC’s and is designed to automatically resist backflow.
•	NAMIC has been the gold standard in fluid management in the cardiology catheter lab and interventional radiology office setting for more than 40 years.
•	Automated power injector in development has potential for significant reductions in contrast usage and radiation exposure.

Operational Excellence

•	World-class manufacturing and operations, which employ Lean and Six Sigma best practices, are based in Glens Falls, N.Y., within four miles of AngioDynamics’ Queensbury, N.Y., facility.
•	State-of-the-art Convenience Kitting platform provides customers fluid management and PICC products highly customized to their precise specifications.
•	Vertically integrated injection molding capabilities enable efficient, high volume, tight tolerance production of most components.
•	High-powered Oracle ERP system drives improved quality and customer satisfaction through integration of product, customer, quality and regulatory information.
•	High-caliber research and development facilities in Marlborough, Mass.

Product Portfolio

The combined Company’s Vascular Access business will offer a full line of ports, PICCs and other products differentiated by advanced technologies like the PASV® valve and BioFlo® from Navilyst, and Smart Port® power-injectable ports featuring Vortex® port technology from AngioDynamics. With NAMIC, AngioDynamics gains a foothold in the cardiology market, creating opportunities to drive Peripheral Vascular product sales and better serve these clinicians and their institutions. Additional growth will be brought by AngioDynamics’ VenaCure EVLT® laser varicose vein therapy. In Oncology/Surgery, AngioDynamics’ growing radiofrequency ablation product lines and NanoKnife® System will be augmented by microcatheters from Navilyst.

“The combination of Navilyst and AngioDynamics brings together two leading companies, with complementary strengths and assets,” said David Burgstahler, Partner and President of Avista Capital Partners.  “The combination of our two companies will be a great strategic fit and will provide greater scale as well as a more comprehensive and competitive product portfolio.   The combined company is poised to drive significant value for shareholders in the near- and long-term.

Expected Financial Impact of the Transaction

Based on an expected closing in the fiscal fourth quarter of 2012, AngioDynamics expects the following financial impact of the transaction:

Net Sales
•	Pro forma net sales of approximately $360 million in FY13.

Non-GAAP EBITDA
•	Pro forma adjusted EBITDA of approximately $60 million in FY13, excluding transaction-related costs and non-recurring costs.

Net Cost Savings
•	Net cost savings are expected to be approximately $5-7 million in FY13, excluding associated one-time costs, and increase to approximately $10-15 million on a run-rate basis over a 2-3 year period.

EPS
•	Accretive to non-GAAP EPS by at least $0.08 per share in FY13, excluding transaction-related costs and non-recurring costs.

Tax Benefits
•	Acquired tax assets will produce $11.5 million, or $0.32 per share, in annual cash tax savings each year from FY13 to FY23.
•	Cumulative cash tax savings will amount to $130 million, or $3.65 per share, through FY24.
•	On a present value basis, the acquired tax assets reduce the effective purchase price by approximately $80 million, to $292 million.

“We believe joining Navilyst with AngioDynamics will deliver immediate and longer term results for our customers and shareholders,” said Joseph Gersuk, Executive Vice President and Chief Financial Officer of AngioDynamics. “We’ve diligently analyzed numerous opportunities to use our balance sheet to drive shareholder value and concluded Navilyst is the perfect partner to build a stronger and more profitable global medical device leader.  With significant facilities in close proximity, we know their products and people well.  Importantly, we have an integration plan in place and believe there are significant opportunities to deliver meaningful cost savings and strong financial results in fiscal 2013 and beyond.”

Financial guidance will be updated when the transaction closes.

Transaction Terms

Under the terms of the agreement, AngioDynamics will acquire Navilyst Medical from Avista Capital Partners, a private equity firm, for $372 million in cash and stock.  AngioDynamics will fund the purchase price and related transaction costs using approximately $97 million of cash on hand and $150 million from a fully committed bank financing facility from J.P. Morgan, Bank of America and KeyBank National Association in the form of new debt issuance and the issuance of common stock.

AngioDynamics will issue approximately 9.5 million shares of common stock to Avista Capital Partners and have total fully diluted shares outstanding of approximately 35.1 million shares upon the transaction’s closing.  Avista will hold approximately 27 percent of the outstanding common stock and will receive two additional seats on AngioDynamics’ existing Board of Directors.  The Board of Directors of both companies have unanimously approved the proposed transaction, which is expected to close during the Company’s fiscal 2012 fourth quarter ending May 31, 2012, and is subject to customary closing conditions, clearance under certain antitrust guidelines and the approval of AngioDynamics’ shareholders.

Upon closing, AngioDynamics expects to have at least $50 million in cash and liquid investments, $150 million in debt and a $50 million revolving credit facility with the aforementioned banks.

J.P. Morgan Securities LLC acted as exclusive financial advisor and Cadwalader, Wickersham & Taft LLP acted as legal advisor to AngioDynamics.  Barclays Capital acted as financial advisor and Ropes & Gray LLP acted as legal advisor to Navilyst Medical.

Conference Call

AngioDynamics management will host a conference call and Webcast this morning to discuss the proposed transaction and conduct a Q&A session at 11:30 a.m. Eastern Time.  To participate in the live call by telephone, please dial 1 (877) 941-1465.  In addition, individuals can listen to the live call and the replay on the Internet by visiting the investor relations portion of the AngioDynamics Web site at http://investors.AngioDynamics.com. To listen to the live call, please go to the Web site 15 minutes prior to its start to register, download and install the necessary audio software.

Use of Non GAAP Measures

Management uses non-GAAP measures to establish operational goals and believes that non-GAAP measures may assist investors in analyzing the underlying trends in AngioDynamics’ business over time. Investors should consider these non-GAAP measures in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. In this news release, AngioDynamics has reported and provided projections for non-GAAP EBITDA (income before interest, taxes, depreciation, amortization and impairment charges) and non-GAAP earnings per share. Management uses these measures in its internal analysis and review of operational performance. Management believes that these measures provide investors with useful information in comparing AngioDynamics’ performance over different periods. Management believes the presentation of these measures is relevant and useful for investors because they allow investors to view performance in a manner similar to the method used by management, help improve their ability to understand the Company’s operating performance and make it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, these measures are among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in the industry. Management encourages investors to review AngioDynamics’ financial results prepared in accordance with GAAP to understand AngioDynamics’ performance taking into account all relevant factors, including those that may only occur from time to time but have a material impact on AngioDynamics’ financial results. Please see the tables that follow for a reconciliation of Operating Income to non-GAAP measures.

About AngioDynamics

AngioDynamics, Inc. is a leading provider of innovative, minimally invasive medical devices used by professional healthcare providers for vascular access, surgery, peripheral vascular disease and oncology. AngioDynamics’ diverse product lines include market-leading ablation systems, vascular access products, angiographic products and accessories, angioplasty products, drainage products, thrombolytic products and venous products. More information is available at www.AngioDynamics.com.

About Navilyst Medical

Navilyst Medical, headquartered in Marlborough, MA, was formed in February 2008 from Boston Scientific’s Fluid Management and Vascular Access business units. Its breakthrough products, including the PASV® Valve Technology, Xcela® PICC and NAMIC® Fluid Management devices, help hospitals create clinical and economic solutions for their patients. The Company distributes its products worldwide and has its lead U.S. manufacturing facility in Glens Falls, NY. For more information, please visit: www.navilystmedical.com.

About Avista Capital Partners

Avista Capital Partners is a leading private equity firm with over $4 billion under management with offices in New York, Houston, and London. Founded in 2005, Avista’s strategy is to make controlling or influential minority investments in growth-oriented healthcare, energy, media, industrial and consumer businesses. Through its team of seasoned investment professionals and industry experts, Avista seeks to partner with exceptional management teams to invest in and add value to well-positioned businesses. For more information, please visit: www.avistacap.com.

Safe Harbor

This document includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995.  Investors can identify these statements by the fact that they do not relate strictly to historical or current facts.  These statements contain words such as “expect,” “reaffirm,” “anticipate,” “plan,” “believe,”

“estimate,” “may,” “will,” “predict,” “project,” “might,” “intend,” “potential,” “could,” “would,” “should,” “optimistic,” “seek,” “continue,” “pursue,” or “our future success depends,” or the negative or other variations thereof or comparable terminology, are intended to identify such forward-looking statements.  In particular, they include statements relating to, among other things, future actions, strategies, future performance and future financial results of AngioDynamics.  These forward-looking statements are based on current expectations and projections about future events.  The forward-looking statements in this document include those with respect to the expected timing of the completion of the transaction.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance or results of AngioDynamics may differ materially from those expressed or implied by such forward-looking statements.  Such risks and uncertainties include, but are not limited to, the factors described from time to time in AngioDynamics’ reports filed with the SEC, including AngioDynamics’ Form 10-K for the fiscal year ended May 31, 2011 and AngioDynamics’ Form 10-Q for the quarterly period ended November 30, 2011; the ability of AngioDynamics to develop its existing and new products; financial community and rating agency perceptions of AngioDynamics; third-party relations and approvals; technological advances and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approvals; the ability of AngioDynamics to develop its products; future actions by the FDA or other regulatory agencies; domestic and foreign health care reforms and governmental laws and regulations; results of pending or future clinical trials; overall economic conditions; the results of ongoing litigation; the effects of economic, credit and capital market conditions on the economy in general, and on medical device companies in particular; general market conditions; market acceptance; foreign currency exchange rate fluctuations; the effects on pricing from group purchasing organizations and competition and the ability of AngioDynamics to integrate purchased businesses.  Risk and uncertainties related to the proposed transaction include, but are not limited to delays in or failure to obtain any required governmental and regulatory approvals with respect to the transaction; failure to obtain stockholder approval of the issuance of the AngioDynamics common stock in connection with the transaction; failure to consummate or delay in consummating the transaction for other reasons; the possibility that the expected benefits of the transaction, including projected synergies and tax benefits, may not materialize as expected; disruption from the proposed transaction making it more difficult to maintain business and operational relationships; and the failure to successfully integrate the products, R&D capabilities, infrastructure and employees of AngioDynamics and Navilyst.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. AngioDynamics disclaims any obligation to update the forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if no date is stated, as of the date of this document.

Additional Information

AngioDynamics intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement regarding the issuance of the AngioDynamics common stock in connection with the proposed transaction.  The proxy statement will be mailed to AngioDynamics’ stockholders.

INVESTORS AND STOCKHOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANGIODYNAMICS AND THE PROPOSED TRANSACTION.  Investors and stockholders will also be able to obtain a free copy of these documents (when they are available), as well as other filings made by AngioDynamics, without charge, at the SEC’s web site at http://www.sec.gov.  In addition, the documents filed by AngioDynamics with the SEC may be obtained free of charge by contacting AngioDynamics’ investor relations firm:  EVC Group, 60 East 42nd Street, Suite 936, New York, NY  10165.

AngioDynamics, Avista Capital Partners, Navilyst Medical and their respective executive officers, directors and other persons may be deemed to be participants in the solicitation of proxies from AngioDynamics’ stockholders with respect to the issuance of the AngioDynamics common stock in connection with the proposed transaction.  Information regarding the officers and directors of AngioDynamics and their ownership of AngioDynamics common stock is set forth in AngioDynamics’ proxy statement for its most recent annual meeting, which was filed with the SEC on September 6, 2011.  Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the issuance of the AngioDynamics common stock in connection with the proposed transaction.

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